As filed with the Securities and Exchange Commission on June 5, 1996

                                                   REGISTRATION NO. 333 -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933
                                   ----------
                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                    13-3464527
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

                         790 Turnpike Street, Suite 202
                             North Andover, MA 01845
                                 (508) 681-1062
                    (Address of Principal Executive Offices)

             TELOR OPHTHALMIC PHARMACEUTICALS, INC. 1993 STOCK PLAN
                            (Full title of the plan)

     JOHN K. HERDKLOTZ, PH.D., ACTING PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                         790 Turnpike Street, Suite 202
                             North Andover, MA 01845
                                 (508) 681-1062
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                              Proposed              Proposed
                                                               maximum               maximum
           Title of                     Amount to be       offering price           aggregate               Amount of
  securities to be registered           registered(1)       per share(2)        offering price(2)       registration fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value               185,000            $3.8125             $705,312.50               $243.21
================================================================================================================================

(1) The number of shares of common stock, par value $.001 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the Telor Ophthalmic Pharmaceuticals, Inc. 1993 Stock Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1993 Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the 1933 Act, based on the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market (Nasdaq) as of a date (May 31,
     1996) within 5 business days prior to filing this Registration Statement.

                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Amendment No. 1 on Form 10-K/A dated April 18, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended by Amendment No. 1 on Form 10-Q/A dated May 24, 1996.

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-21428) filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Incorporated herein by reference from Registration Statement on Form S-1, No. 33-60030.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

        (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to Registration Statement on Form S-1, as amended, No. 33-60030, and incorporated herein by reference).

        (4.2)   Article 4 of Restated Certificate of Incorporation (Filed as
                Exhibit 3 to Form 8-A/A, Amendment No. 1 to Registration Statement on Form 8-A, File No. 0-21428, and incorporated herein by reference).

        (4.3) Restated By-Laws (Filed as Exhibit 4 to Registrant's Form 8-A/A, Amendment No. 1 to Registrant's Registration Statement on Form 8-A, File No. 0-21428, and incorporated herein by reference).

        (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

        (10.1) Telor Ophthalmic Pharmaceuticals, Inc. 1993 Stock Plan, as amended.

        (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

        (23.2)  Consent of Arthur Andersen & Co.

        (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on June 5, 1996.

                               TELOR OPHTHALMIC
                               PHARMACEUTICALS, INC.

                               By:    /s/ John K. Herdklotz, Ph.D.
                                      -----------------------------------------
                                      John K. Herdklotz, Ph.D.
                                      Acting President, Chief Executive Officer
                                      and Secretary

     Each person whose signature appears below constitutes and appoints John K. Herdklotz, Ph.D. and Craig C. Taylor, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Telor Ophthalmic Pharmaceuticals, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                              Date
         ---------                                   -----                              ----


/s/ John K. Herdklotz, Ph.D.                Acting President, Chief             June 5, 1996
- ---------------------------------------     Executive Officer and Secretary
John K. Herdklotz, Ph.D.


/s/ Mark J. Gabrielson                      Treasurer and Director              June 5, 1996
- ---------------------------------------
Mark J. Gabrielson

         Signature                                   Title                              Date
         ---------                                   -----                              ----


/s/ John F. Chappell                        Director                            June 5, 1996
- ---------------------------------------
John F. Chappell


/s/ Charles L. Dimmler, III                 Director                            June 5, 1996
- ---------------------------------------
Charles L. Dimmler, III


/s/ Patrick F. Latterell                    Director                            June 5, 1996
- ---------------------------------------
Patrick F. Latterell


/s/ Jane E. Rady                            Director                            June 5, 1996
- ---------------------------------------
Jane E. Rady


/s/ Craig C. Taylor                         Director                            June 5, 1996
- ---------------------------------------
Craig C. Taylor

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

Exhibit
Number                   Description

(4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to Registration Statement on Form S-1, as amended, No. 33-60030, and incorporated herein by reference).

(4.2) Article of Restated Certificate of Incorporation (Filed as Exhibit 3 to Form 8-A/A, Amendment No. 1 to Registration Statement on Form 8-A, File No. 0-21428 and incorporated herein by reference).

(4.3) Restated By-Laws (Filed as Exhibit 4 to Registrant's Form 8-A/A, Amendment No. 1 to Registrant's Registration Statement on Form 8-A File No. 0-21428, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(10.1)    Telor Ophthalmic Pharmaceuticals, Inc. 1993 Stock Plan, as amended.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)    Consent of Arthur Andersen & Co.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

                                                                    Exhibit 23.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400

                                                              June 5, 1996

Telor Ophthalmic Pharmaceuticals, Inc.
790 Turnpike Street, Suite 202
North Andover, MA 01845

Gentlemen:

     This opinion is furnished to you in connection with the filing by Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested our opinion concerning the status under Delaware law of the 185,000 shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which are being registered under the Registration Statement for issuance by the Company pursuant to the terms of the Telor Ophthalmic Pharmaceuticals, Inc. 1993 Stock Plan, as amended to date (the "Plan").

     We have acted as counsel to the Company in connection with the Registration Statement. In that connection we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

          1. The Restated Certificate of Incorporation of the Company as presently in effect;

          2. The Restated By-Laws of the Company as presently in effect;

          3. Certain resolutions adopted by the Company's Board of Directors and Stockholders; and

          4. The Plan.

     In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Telor Ophthalmic Pharmaceuticals, Inc.
June 5, 1996
Page 8



such Shares will be issued for less than $.001; (ii) all actions required to be taken under the Plan by the Compensation Committee and the Board of Directors of the Company will be taken by the Compensation Committee and the Board of Directors of the Company, respectively; and (iii) at the time of the exercise of the options under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

     Based upon and subject to the foregoing, we are of the opinion that, upon the issuance of the Shares under the Plan as provided therein, each such Share will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we consent thereto. We further consent to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,

                                   MINTZ, LEVIN, COHN, FERRIS,
                                     GLOVSKY AND POPEO, P.C.

                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Telor Ophthalmic Pharmaceuticals,
Inc. on Form S-3 of our report dated               , 1996 included in Telor
Ophthalmic Pharmaceuticals Inc.'s 1995 Annual Report on Form 10-K and Form 10-K/A, and to all references to our Firm included in this registration statement.




Boston, Massachusetts
June 5, 1996